UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

GEEKNET, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 4, 2010
____________________

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Geeknet, Inc. (the “Company”), a Delaware corporation, will be held on Tuesday, May 4, 2010 at 9:00 a.m., Eastern Daylight Time, at the offices of the Company’s ThinkGeek subsidiary located at 11216 Waples Mill Road, Fairfax, VA 22030-6099, for the following purposes:

(1)	To elect two (2) Class I directors to serve for a three-year term and until their successors are duly elected and qualified (Proposal One);

(2)	To ratify the appointment of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 (Proposal Two); and

(3)	To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 8, 2010 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

/s/ James Jay Seirmarco

James Jay Seirmarco Secretary

Mountain View, California
March 24, 2010

INTERNET AVAILABILITY OF PROXY MATERIALS

Pursuant to the rules adopted by the U.S. Securities and Exchange Commission, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about March 24, 2010, we expect to send to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and our 2009 Annual Report on Form 10-K. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This new process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting of Stockholders, and help conserve natural resources. If you previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice.

YOUR VOTE IS IMPORTANT

This Proxy Statement is furnished in connection with our solicitation of proxies, on behalf of the Board of Directors, for the 2010 Annual Meeting of Stockholders. The Proxy Statement and the related proxy form are being distributed on or about March 24, 2010. For specific instructions on how to vote your shares, please refer to the instructions on the Notice you received in the mail or, if you requested to receive printed proxy materials, your enclosed proxy card. You can vote your shares using one of the following methods:

•	Vote through the Internet or by telephone by following the instructions shown on the proxy card or Notice;

•	Vote by mail by completing and returning a written proxy card; or

•	Attend our 2010 Annual Meeting of Stockholders and vote in person.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 3, 2010. Internet and telephone voting are available 24 hours per day; if you vote via the Internet or telephone, you do not need to return a proxy card. Proxy cards submitted by mail must be received by the commencement of the Annual Meeting in order for your shares to be voted.

All stockholders are cordially invited to attend the meeting; however, to ensure your representation at the Annual Meeting, you are urged to vote via the Internet or telephone, or if you requested to receive printed proxy materials, mark, sign, date and return the enclosed proxy card as promptly as possible in the pre-addressed envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

GEEKNET, INC.
650 Castro Street, Suite 450
Mountain View, CA 94041

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The matters to be acted upon at the Annual Meeting of Stockholders (the “Meeting”) are described in the Notice of Annual Meeting of Stockholders, the Notice of Internet Availability of Proxy Materials (“Notice”) and this Proxy Statement. The Proxy is solicited on behalf of the Board of Directors of Geeknet, Inc. (the “Company”) for use at our Meeting to be held at the offices of the Company’s ThinkGeek subsidiary located at 11216 Waples Mill Road, Fairfax, VA 22030-6099, on Tuesday, May 4, 2010, at 9:00 a.m. Eastern Daylight Time, and at any adjournment(s) thereof, for the purposes set forth herein. Our telephone number is (650) 694-2100.

The Notice, including the Proxy Statement, the Proxy and our Securities and Exchange Commission (“SEC”) Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2009 (“Fiscal Year 2009”), was mailed or made available on the Internet, as applicable, on March 24, 2010 to all stockholders entitled to vote at the Meeting.

STOCKHOLDERS MAY RECEIVE A COPY OF THE COMPANY’S 2009 ANNUAL REPORT ON FORM 10-K, NOT INCLUDING EXHIBITS, AT NO CHARGE. IF A STOCKHOLDER PREFERS A COPY OF THE 2009 ANNUAL REPORT ON FORM 10-K INCLUDING EXHIBITS, THE STOCKHOLDER WILL BE CHARGED A REASONABLE FEE (WHICH SHALL BE LIMITED TO OUR REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS). REQUESTS FOR COPIES MUST BE MADE BY SENDING A WRITTEN REQUEST TO GEEKNET, INC., 650 CASTRO STREET, SUITE 450, MOUNTAIN VIEW, CA 94041, ATTN: INVESTOR RELATIONS.

Record Date and Share Ownership

Stockholders of record at the close of business on March 8, 2010 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to notice of and to vote at the Meeting and at any adjournment(s) thereof. We have one class of stock issued and outstanding, designated as Common Stock, $0.001 par value per share, and one class of undesignated Preferred Stock, $0.001 par value per share. As of the Record Date, 250,000,000 shares of our Common Stock were authorized and 60,545,579 shares of the Company’s Common Stock were outstanding. As of the Record Date, 10,000,000 shares of our Preferred Stock were authorized and no shares of our Preferred Stock were outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it as follows:

(1)	Delivering to us at our principal offices (Attention: Investor Relations) a written notice of revocation before such proxy is used; or

(2)	Delivering subsequent proxy instructions as follows:

—
By Phone :  Use the toll free telephone number provided on the proxy card or Notice to vote again prior to 11:59 p.m. Eastern Daylight Time (“EDT”) on May 3, 2010 (specific instructions for using the telephone voting system are provided on the proxy card and in the Notice);

—
By Internet :  Use the Internet voting site listed on the proxy card or Notice to vote again prior to 11:59 p.m. EDT on May 3, 2010 (specific instructions for using the Internet voting system are provided on the proxy card and in the Notice);

—	By Mail : Sign, date and mail another proxy card bearing a later date and deliver such proxy card to our principal offices (Attention: Investor Relations) prior to the use of the original proxy; or

—	In Person : Attend the Meeting and vote your shares in person.

Voting

On all matters, each stockholder shall be entitled to one vote for each share of the Company’s capital stock held by such stockholder.

With respect to the election of directors pursuant to “Proposal One — To elect two (2) Class I directors to serve for a three-year term and until their successors are duly elected and qualified,” directors will be elected by a plurality vote of the shares of our Common Stock present or represented and entitled to vote on this matter at the Meeting.

With respect to the ratification of Stonefield Josephson, Inc. as the Company’s Independent Registered Public Accountants For the Fiscal Year Ending December 31, 2010 pursuant to “Proposal Two — To ratify the appointment of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010,” if a quorum is present and voting, the affirmative vote of a majority of the votes cast is needed to ratify the appointment of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for our fiscal year ending December 31, 2010 (“Fiscal Year 2010”).

Solicitation of Proxies

We will bear the cost of soliciting proxies. We may, upon request, reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy solicitation materials to such beneficial owners. In addition, proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Meeting (“Votes Cast”) will be tabulated by the inspector of elections (the “Inspector”) who will be one of our employees. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the Meeting.

The Inspector will treat shares that are voted WITHHELD or ABSTAIN, or “broker non-votes,” as being present and entitled to vote for purposes of determining the presence of a quorum but will not treat such shares as votes in favor of approving any matter submitted to the stockholders for a vote. “Broker non-votes” will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal; thus broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for (i) the election of the nominees for directors set forth herein and (ii) the ratification of Stonefield Josephson, Inc. as our independent registered public accounting firm for Fiscal Year 2010. With respect to such other business as may properly come before the Meeting or any adjournment thereof, the shares will be voted in the discretion of the proxy holder.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders that are intended for inclusion in our proxy statement relating to our 2011 Annual Meeting of Stockholders must be received by us at our principal offices at 650 Castro Street, Suite 450, Mountain View, CA 94041, Attention: General Counsel, not earlier than October 25, 2010 nor later than November 24, 2010 and must satisfy the conditions established by the SEC and our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting.

Stockholder proposals that are not intended to be included in our proxy materials for such meeting but that are intended to be presented by the stockholder from the floor are subject to the advance notice procedures described below under “Transaction of Other Business.”

Any stockholder may present a matter from the floor for consideration at a meeting so long as certain procedures are followed. Under our bylaws, as amended, in order for a matter to be deemed properly presented by a stockholder for consideration at our 2011 Annual Meeting of Stockholders, timely notice must have been delivered, as described above. The stockholder’s notice must set forth, as to each proposed matter, the following: (i) the name and address of the stockholder proposing such business; (ii) a representation that the stockholder is a holder of record of our stock entitled to vote at the meeting and intends to appear in person or by proxy to introduce the business specified in the notice; (iii) such other information regarding the proposal as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), had the matter been proposed by our Board of Directors; and (iv) if the proposal is for the nomination of directors, a description of all arrangements or understandings between the stockholder and the nominee(s) pursuant to which the nomination(s) are to be made by the stockholder and the consent of each nominee to serve as a director. The chairman of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

Stockholder Information

If you share an address with another stockholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K) unless you have previously provided contrary instructions. If you wish to receive a separate set of proxy materials, please request additional copies by contacting us at GEEKNET, INC., 650 CASTRO STREET, SUITE 450, MOUNTAIN VIEW, CA 94041, ATTN: INVESTOR RELATIONS, or call (650) 694-2100 or (877) 825-4689.

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the address above to request that only a single copy be delivered in the future.

Transaction of Other Business

As of the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Meeting is as set forth in this Proxy Statement. If any other matter(s) are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their discretion. By signing the proxy card, you are granting the persons named in the proxy a proxy entitling them to vote your shares with such discretion.

PROPOSAL ONE

TO ELECT TWO (2) CLASS I DIRECTORS TO
SERVE FOR A THREE-YEAR TERM AND UNTIL THEIR
SUCCESSORS ARE DULY ELECTED AND QUALIFIED

General

Our Board of Directors has eight authorized directors and currently consists of eight members. We have a classified Board of Directors, which is divided into three classes, each with terms expiring at different times. The three classes are currently comprised of the following directors:

—	Class I consists of Scott E. Howe, Scott L. Kauffman and Suzanne M. Present, who will serve until the annual meeting of stockholders to be held in 2010;

—	Class II consists of Andrew Anker, Robert A. Bowman and Michael Sileck, who will serve until the annual meeting of stockholders to be held in 2011; and

—	Class III consists of Robert M. Neumeister, Jr. and David B. Wright, who will serve until the annual meeting of stockholders to be held in 2012.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Information Regarding the Nominees

The term of the three Class I directors, Ms. Present, Mr. Kauffman and Mr. Howe, will expire on the date of the Meeting. Mr. Howe is not standing for re-election to the Board of Directors. Accordingly, concurrently with the Meeting, the size of our Board of Directors will be reduced to seven members.

On March 11, 2010, the Nominating and Governance Committee, which is comprised of Messrs. Anker, Neumeister and Sileck, recommended, and the Board of Directors, on March 16, 2010, determined, that it is in the best interests of the Company to nominate the two (2) Class I directors for election to the Board of Directors. The nominees, each of whom is standing for reelection, for election by the stockholders to these two positions are:

—	Scott L. Kauffman; and

—	Suzanne M. Present.

We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a Class I director at the Meeting will continue until our annual meeting of stockholders held in 2013 and until a successor has been elected and qualified. There are no arrangements or understandings between any of our directors or executive officers and any other person pursuant to which he or she is or was to be selected as one of our directors or officers. There are no family relationships among directors or executive officers of the Company.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two (2) nominees named above, each of whom is currently one of our directors. Each nominee has consented to be named as a nominee in this Proxy Statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director or if additional persons are nominated at the Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed above as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

Vote Required; Recommendation of the Board of Directors

Directors will be elected by a plurality vote of the shares of our Common Stock present or represented and entitled to vote on this matter at the Meeting. Accordingly, the two (2) nominees receiving the highest number of affirmative votes of shares represented and voting on this proposal at the Meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no legal effect on the election of directors once a quorum is present. See “Information Concerning Solicitation And Voting — Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
VOTING “FOR” THE NOMINEES TO SERVE AS CLASS I DIRECTORS.

Information Regarding the Nominees and Other Members of the Board of Directors

The following table sets forth the names, ages and present positions with the Company as of the Record Date for each Class I director nominee and each Class II and Class III director who will continue to serve on our Board of Directors following the Annual Meeting.

Name	Age	Position
Scott L. Kauffman	54	Class I Director, President and Chief Executive Officer
Suzanne M. Present(3)	51	Class I Director
Andrew Anker (1) (2)	44	Class II Director
Robert A. Bowman (1)	54	Class II Director
Michael Sileck(1) (2)	49	Class II Director
Robert M. Neumeister, Jr. (2)	60	Class III Director
David B. Wright (1)(3)	60	Class III Director

(1)	Member of the Audit Committee.
(2)	Member of the Nominating and Governance Committee.
(3)	Member of the Compensation Committee.

Scott L. Kauffman has served as our President and Chief Executive Officer and as a member of our Board of Directors since January 2009.  From May 2008 to December 2008, Mr. Kauffman was President, Chief Executive Officer and a director of PopTok Ltd., a media software company. From September 2006 to March 2008, Mr. Kauffman was President and Chief Operating Officer and a director of BlueLithium, Inc., an online advertising network that was acquired by Yahoo! Inc. in October 2007. From June 2004 to August 2006, Mr. Kauffman served as President and Chief Executive Officer and a director of Zinio, Inc., a provider of digital publishing and marketing services. Prior to joining Zinio, Mr. Kauffman served as President and Chief Executive Officer and a director of MusicNow LLC, a digital music service, from February 2003 to June 2004. From April 2001 to February 2003, Mr. Kauffman was President and Chief Executive Officer and a director of Coremetrics, Inc., a provider of digital marketing optimization solutions. Mr. Kauffman currently serves on the boards of directors of MDC Partners Inc., a public company, and Coremetrics, Inc.

Mr. Kauffman has served in executive management roles with Internet technology companies for more than a decade. As our President and Chief Executive Officer, Mr. Kauffman possesses deep knowledge and understanding of Geeknet’s business, strategy, operations and employees. His service on the board of directors of MDC Partners also provides Mr. Kauffman a strong understanding of his role as a director of a publicly-traded company.

Suzanne M. Present has served on our Board of Directors since September 2008. Since June 1998, Ms. Present has been a co-founder and principal of Gladwyne Partners, LLC, a private partnership fund manager. Ms. Present currently serves on the boards of directors of The Electric Sheep Company, Inc., a privately-held developer of content and technologies for virtual worlds; and Anshe Chung Studios, Limited, a privately-held Chinese-based developer of content for virtual worlds.

Ms. Present is independent and brings to the Board of Directors decades of finance and banking expertise in a wide range of industries including technology, retail and media. Her extensive experience on the boards of directors of public and private companies and on audit committees has provided her with strong consensus-building skills and a firm understanding of her role as a director.

Andrew Anker has served on our Board of Directors since September 2004. Mr. Anker has served as the executive vice president of corporate development of Six Apart Limited (“Six Apart”) since June 2004. Six Apart is a provider of personal publishing systems and services. From July 2003 through May 2004, Mr. Anker was a private investor. From March 1999 through June 2003, Mr. Anker was a general partner with August Capital, a venture capital fund focused on investing in early-stage technology companies. Mr. Anker has been a member of the board of directors of Ebates Shopping, Inc. since February 2007.

Mr. Anker is independent and brings to the Board of Directors extensive service on the boards of directors of Internet technology companies. Mr. Anker has served in senior management roles with numerous Internet technology companies, including Wired Digital, which he founded in 1994. Mr. Anker’s twelve years of finance experience and service on the audit committees of other public companies has provided Mr. Anker with the financial acumen necessary to serve on our Audit Committee.

Robert A. Bowman has served on our Board of Directors since February 2010.  Mr. Bowman has served as the President and Chief Executive Officer of Major League Baseball Advanced Media LP, the interactive media company of Major League Baseball, since 2000. Mr. Bowman also serves as President of the Michigan Education Trust and is a member of the board of directors of Blockbuster, Inc., The Warnaco Group Inc. and Take-Two Interactive Software, Inc. From September 2003 until August 2008, Mr. Bowman served on the board of directors of World Wrestling Entertainment Inc.

Mr. Bowman is independent and brings to the Board of Directors an accomplished career with global media companies. Mr. Bowman’s service as Treasurer for the State of Michigan and an investment banker with Goldman Sachs & Co. provide him with the financial acumen necessary to serve on our Audit Committee. His service on the boards of directors of public companies provides him with a strong understanding of his role as a director.

Michael Sileck joined our Board of Directors in June 2009.  Mr. Sileck has been an independent consultant since January 2009.  Prior to that, he was the Chief Operating Officer of World Wrestling Entertainment, Inc., a public company providing global sports entertainment, from February 2007 until December 2008, and its Chief Financial Officer from June 2005 to February 2007. Additionally, from June 2005 until December 2008, Mr. Sileck was a director of World Wrestling Entertainment, Inc. From March 2002 to March 2005, Mr. Sileck served as the Senior Vice President and Chief Financial Officer of Monster Worldwide, Inc. Prior to that, Mr. Sileck was the Chief Financial Officer and Senior Vice President of USA Networks, Inc. from September 1999 to February 2002. Mr. Sileck is also a director of Switch & Data Facilities Company, Inc. and Unifi, Inc.

Mr. Sileck is independent and has extensive experience in the finance and media industries, including serving as chief financial officer for various global media and entertainment companies.  Mr. Sileck’s experience as a finance executive, qualification as a Certified Public Accountant and service on audit committees of other public companies has provided him with the financial acumen and consensus-building skills necessary to serve as Chairman of our Audit Committee.

Robert M. Neumeister, Jr., has served on our Board of Directors since June 2001 and has served as Chairman of our Board of Directors since December 2007. From June 2008 to January 2009, Mr. Neumeister also served as our Interim President and Chief Executive Officer. From April 2006 until April 2007, Mr. Neumeister served as executive vice president and chief financial officer of Linux Networx, Inc., a provider of Linux supercomputing technology. From November 2005 through March 2006, Mr. Neumeister was a private investor. From January 2003 through October 2005, Mr. Neumeister served as chief financial officer for Dex Media, Inc., a company providing local and national advertisers with directory, Internet and direct marketing solutions. From September 2001 through December 2002, Mr. Neumeister served as chief financial officer for Myriad Proteomics, Inc., a company engaged in mapping the human proteome. Mr. Neumeister is a member of the board of directors of Symmetricom, Inc. and was a member of the board of directors of Covad Communications Group from April 2006 to April 2008.

Mr. Neumeister is independent and, as the longest serving member of our Board of Directors, brings to our Board of Directors an intimate familiarity with the evolution of Geeknet’s business, operations and employees. Mr. Neumeister’s expertise in strategic planning, consensus management and general management provide critical insight to our Board of Directors. His international experience also provides Mr. Neumeister with a valuable understanding of the challenges facing a global company. Mr. Neumeister’s extensive service as the chief financial officer and chief accounting officer of several public companies provide a strong background in corporate governance and fiduciary responsibility necessary to serve as Chairman of our Nominating and Governance Committee.

David B. Wright has served on our Board of Directors since December 2001. Since February 2010, Mr. Wright has served as president and chief executive officer of GridIron Systems, a privately-held company that deploys appliance software technology to maximize application performance for enterprise customers.  From June 2006 until December 2009, Mr. Wright has served as chairman and chief executive officer for Verari Systems, Inc., a developer of platform-independent blade servers and storage systems. From August 2004 through May 2006, Mr. Wright served as executive vice president, office of the chief executive officer, strategic alliances and global accounts, for EMC Corporation (“EMC”), a provider of products, services, and solutions for information storage and management. From October 2003 until August 2004, Mr. Wright served as an EMC executive vice president and president of EMC’s Legato Systems division, which develops, markets and supports enterprise class storage software products and services. From October 2000 until its acquisition by EMC in October 2003, Mr. Wright served as president and chief executive officer of Legato Systems, Inc. Mr. Wright serves on the board of directors of Verisk Analytics, Inc. and ActivIdentity Corp.

Mr. Wright is independent and brings to the Board of Directors decades of service with various global technology companies. His extensive service as an executive officer with technology companies and service on the boards of directors of public companies as lead independent director, compensation committee chairman and an audit committee member provide him with the knowledge and leadership experience necessary to serve as Chairman of our Compensation Committee. Mr. Wright also provides critical insights with respect to acquisition transactions, having been involved in over twenty such transactions. His international experience also provides Mr. Wright with a valuable understanding of the challenges facing a global company.

See “Corporate Governance” and “Executive Compensation — Compensation of Directors” below for additional information regarding the Board of Directors.

PROPOSAL TWO

TO RATIFY THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC.
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010

Our Audit Committee has selected Stonefield Josephson, Inc. (“Stonefield Josephson”), an independent registered public accounting firm, to audit our financial statements for Fiscal Year 2010 and, based on this selection, our Board of Directors has unanimously recommended that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by our stockholders. Stonefield Josephson was also selected by our Audit Committee to audit our financial statements for Fiscal Year 2009. Notwithstanding the selection or a ratification, the Audit Committee, in its discretion, may direct the appointment of new independent registered public accountants, at any time during the fiscal year, if the Audit Committee determines that such a change would be in the Company’s best interest and the interest of its stockholders. In the event of a negative vote or ratification, the Audit Committee may reconsider its selection.

Attendance at the Annual Meeting

The Board of Directors expects that representatives of Stonefield Josephson will be available in person and/or telephonically at the Meeting, afforded the opportunity to make a statement if they desire to do so, and be available to respond to appropriate questions from stockholders.

Accounting Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Stonefield Josephson for the Company’s fiscal year ended December 31, 2009 (“Fiscal Year 2009”), the five month period ended December 31, 2008 and the fiscal year ended July 31, 2008 (in thousands):

	Year Ended December 31	Five Months Ended December 31	Year Ended July 31
Stonefield Josephson Fees	2009	2008	2008
Audit Fees (1)	$352	$185	$386
Audit Related Fees (2)	-	-	-
Total Stonefield Josephson Fees	$352	$185	$386

(1)
“Audit fees” includes fees for professional services principally related to the integrated audits of the Company’s annual and quarterly financial statements and internal control over financial reporting, consultation on matters that arise during a review or audit, reviews of SEC filings and statutory audit fees.

(2)	“Audit Related fees” includes fees which are for assurance and related services other than those included in Audit fees.

Pre-approval Policies and Procedures

The Audit Committee has adopted a policy regarding non-audit services provided by Stonefield Josephson, our independent registered public accounting firm. First, the policy ensures the independence of our auditors by expressly naming all services that the auditors may not perform and reinforcing the principle of independence regardless of the type of service. Second, certain non-audit services such as tax-related services are permitted but limited in proportion to the audit fees paid. Third, the Chairman of the Audit Committee pre-approves, with subsequent ratification by the Audit Committee, non-audit services not specifically permitted under this policy and the full Audit Committee reviews the annual plan and any subsequent engagements. Thus, all of the services described above under audit-related fees, tax fees and all other fees were approved by the Audit Committee pursuant to its pre-approval policies and procedures.

Independence Assessment by Audit Committee

The Company’s Audit Committee considered the provision of the services provided by Stonefield Josephson as set forth herein, and determined that such services are compatible with maintaining Stonefield Josephson’s independence.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting, the affirmative vote of the Votes Cast is needed to ratify the appointment of Stonefield Josephson as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for Fiscal Year 2010.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF STONEFIELD JOSEPHSON AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, TO AUDIT THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR FISCAL YEAR 2010.

CORPORATE GOVERNANCE

Statement on Corporate Governance

We regularly monitor developments in the area of corporate governance. We continue to study the laws affecting corporate governance, including the Sarbanes-Oxley Act of 2002, as well as rules proposed and promulgated by the SEC and the Financial Industry Regulatory Authority. We will comply with all applicable new rules and will implement other corporate governance “best practices” as we deem appropriate. We believe that we already have procedures in place to safeguard our stockholders’ interests, including the following:

Board of Directors

Our Board of Directors is composed of seven non-employee directors and one employee director, our President and Chief Executive Officer. The non-employee members of our Board of Directors hold regular executive sessions.

Committees.   The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of our committees is comprised solely of independent directors as determined pursuant to the Nasdaq Listing Rules. Each committee reviews its mandate as legislative and regulatory developments and business circumstances warrant. The Audit Committee and Compensation Committees conducted their annual reviews of their respective charters during Fiscal year 2009 and determined that no changes were necessary. The Nominating and Governance Committee re-examined and revised its charter in October 2009. Charters for each of the committees of our Board of Directors are available on our Web site at: http://geek.net/investors/corporate-governance/.

Independence of the Board of Directors.   The Board of Directors has determined that, with the exception of Scott L. Kauffman, who is the President and Chief Executive Officer of the Company, all of the members of the Board of Directors are “independent directors” as defined in the Nasdaq Listing Rules. In determining the independence of our directors, the Board of Directors reviewed the applicable laws and regulations of the SEC and the Nasdaq Listing Rules, and considered all transactions in which the Company and any director had any interest, including those discussed under “Related Party Transactions” below.

Leadership Structure of our Board of Directors. During Mr. Neumeister’s tenure as the Company’s Interim Chief Executive Officer and President from June 2008 to January 2009, the Company combined the roles of its principal executive officer and chairman of the Board of Directors.  Given that Mr. Neumeister had served as the Chairman of the Board of Directors since December 2007, the Board of Directors believed that doing so would promote continuity and stability as the Company conducted its search for a new chief executive officer and would also facilitate interactions with the Board of Directors, and oversight of management during the transition period.

Upon Mr. Kauffman’s appointment as Chief Executive Officer, President and director in January 2009, the Board of Directors reassessed its leadership structure and decided to once again separate the roles of principal executive officer and Chairman of the Board of Directors.  The Board of Directors recognized that, as the Company grows into a more mature public company and its challenges, operations and strategies become increasingly demanding and complex, such separation allows the chief executive officer to focus on the day-to-day management of the Company, while freeing an independent, non-employee Chairman of the Board of Directors to focus on the key responsibilities of the Board of Directors of maximizing shareholder value and providing independent oversight of management.

Risk Oversight.

The role of the Board of Directors in the Company’s risk oversight process includes reviewing the Company’s key business risks, understanding how these risks could affect our Company and receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, investment and liquidity, and strategic and reputational risks. The full Board of Directors (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate senior manager within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the Audit Committee discusses our policies with respect to risk assessment and risk management and reviews, at least annually, the Company’s risk management policies, including the Company’s investment policies.

Contacting the Board of Directors.   Any stockholder who desires to contact our Chairman of the Board of Directors or the other members of our Board of Directors may do so electronically by sending an email to the following address: ir@geek.net. Alternatively, a stockholder can contact our Chairman of the Board of Directors or the other members of the Board of Directors by writing to: Board of Directors, c/o Chairman of the Board of Directors, Geeknet, Inc., 650 Castro Street, Suite 450, Mountain View, CA 94041. Communications received electronically or in writing will be reviewed by the Company’s General Counsel and distributed to the Chairman of the Board of Directors or the other members of the Board of Directors as appropriate, depending on the facts and circumstances outlined in the communication received.

Attendance at Annual Stockholder Meetings by the Board of Directors.   The Company has not adopted a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders. The Company’s informal policy is that it encourages, but does not require, directors to attend. Mr. Neumeister and Ms. Present attended the Company’s 2008 Annual Meeting of Stockholders.

Meetings of the Board of Directors and Committees

Our Board of Directors held a total of seven (7) meetings during Fiscal Year 2009 and a total of five (5) meetings during the transition period from August 1, 2008 through December 31, 2008 (“2008T”). No director serving throughout Fiscal Year 2009 attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board of Directors upon which such director served.

At December 31, 2009, the Audit Committee consisted of Messrs. Sileck, Anker and Wright, each of whom is “independent” within the meaning set forth in the rules of the SEC and the Marketplace Rules of NASDAQ. Our Board of Directors has determined that Mr. Sileck is an independent director and qualifies as the “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K of the Exchange Act. The Audit Committee reviews our internal accounting procedures and consults with, reviews the services provided by and selects our independent registered public accountants. In particular, the Audit Committee is responsible for overseeing the engagement, independence, and services of our independent auditors. The Audit Committee also serves to: (i) act as an independent and objective party to monitor our financial reporting process and internal control system; (ii) review and appraise the audit efforts of our independent auditors; (iii) evaluate our quarterly and annual financial performance as well as our compliance with laws and regulations; (iv) oversee management’s establishment and enforcement of financial policies and business practices; and (v) provide an open avenue of communication among the independent auditors, financial and senior management, counsel and the Board of Directors. The Audit Committee held five (5) meetings during Fiscal Year 2009 and four (4) meetings during 2008T.

At December 31, 2009, the Compensation Committee consisted of Ms. Present and Messrs. Howe and Wright, each of whom is “independent,” as such term is defined by the Marketplace Rules of NASDAQ. Mr. Howe’s term as a director will end at the Annual Meeting and he is not standing for re-election to the Board of Directors. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of our officers and employees and administers our stock plans and employee benefit plans. The Compensation Committee held five (5) meetings during Fiscal Year 2009 and one (1) meeting during 2008T.

At December 31, 2009, the Nominating and Governance Committee consisted of Messrs. Anker, Neumeister, and Sileck, each of whom is “independent,” as such term is defined by the Marketplace Rules of NASDAQ. The Nominating and Governance Committee held two (2) meetings during Fiscal Year 2009 and one (1) meeting during 2008T.

The Nominating and Governance Committee identifies and evaluates qualified individuals who may become directors, determines the composition of the Board of Directors and its committees and monitors the process to assess the effectiveness of the Board of Directors. The Nominating and Governance Committee considers nominees proposed by a number of sources, including management and stockholders. To recommend a prospective nominee for the Nominating and Governance Committee’s consideration, stockholders should submit the candidate’s name and contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Geeknet, Inc. Common Stock to the Company’s General Counsel in writing at the following address: Geeknet, Inc., 650 Castro Street, Suite 450, Mountain View, CA 94041.

The consideration of any candidate for director will be based on the Nominating and Governance Committee’s assessment of the individual’s background, experience, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board of Directors at that time. While the Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Governance Committee believes that candidates and nominees should reflect a Board of Directors that is predominately independent, that represents a diversity of viewpoints and backgrounds and that is comprised of directors who (i) are of high integrity, (ii) have broad, business-related knowledge and experience, (iii) have qualifications that will increase overall effectiveness of the Board of Directors and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. With regard to candidates who are properly recommended by stockholders or by other means, the Nominating and Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Nominating and Governance Committee deems necessary or proper.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors established the Compensation Committee in October 1999. Prior to establishing the Compensation Committee, our Board of Directors as a whole performed the functions delegated to the Compensation Committee. No member of our Compensation Committee has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Since the formation of our Compensation Committee, none of its members has been an officer or employee of the Company.

Compensation Practices as They Relate to Risk Management

The Compensation Committee believes that the Company’s executive compensation program does not encourage our management to take unreasonable risks relating to our business, particularly in light of the following factors:

•	our use of compensation tools which provide a balance of long- and short-term incentives with fixed and variable components;

•	the cap on awards to limit windfalls; and

•
our practice of utilizing results-oriented performance as one of several factors considered in assessing the contributions of a particular executive and the overall compensation payable to that executive.

Employee Matters

In October 2002, we adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which has been executed by all of the Company’s employees and directors. Our Code of Conduct is available on our Web site at http://geek.net/investors/corporate-governance/.

We require all employees and directors to adhere to the Code of Conduct in addressing the legal and ethical issues encountered in conducting their work. Employees and directors are required to report to our General Counsel any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.

In accordance with the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder by the SEC, the Audit Committee has established procedures to receive, retain and treat complaints received by us or the Audit Committee regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. We are monitoring developments in this field and, if necessary or appropriate, will adopt new procedures consistent with new legislation or regulations.

Other Matters

Disclosure.   We have established a disclosure committee comprised of certain senior executives and managers to specify, coordinate and oversee the review procedures that we use each quarter to prepare our periodic SEC filings.

Equity Plans.   Our standard practice is to obtain stockholder approval before implementing equity compensation plans.

EXECUTIVE OFFICERS

The name, age, position and a brief account of the business experience of our President and Chief Executive Officer and each of our other executive officers as of the Record Date are set forth below.

Named Executive Officers

Name	Age	Position
Scott L. Kauffman	54	President, Chief Executive Officer and Director
Scott Collison	47	Chief Product Officer
Patricia S. Morris	45	Senior Vice President, Chief Financial Officer
Caroline Offutt	45	President, General Manager, ThinkGeek, Inc.
Michael Rudolph	44	Chief Marketing Officer
James Jay Seirmarco	44	Chief Technology Officer

Mr. Kauffman’s biographical information can be found above under “Proposal One — To elect two (2) Class I directors to serve for a three-year term and until their successors are duly elected and qualified.”

Scott Collison has served as Chief Product Officer since October 2009.  Mr. Collison joined Geeknet as its Vice President, Strategy and Business Development following Geeknet's acquisition of Ohloh Corporation in June 2009.  Mr. Collison was a founder of Ohloh Corporation and served as its Chief Executive Officer from June 2004 through June 2009.  From April 2001 to June 2004, Mr. Collison was the Senior Director of Platform Strategy at Microsoft Corporation.

Patricia S. Morris has served as Senior Vice President and Chief Financial Officer since July 2006. From June 2004 to June 2006, Ms. Morris served as vice president, finance of IGN Entertainment, Inc., an Internet media and services provider focused on the videogame and entertainment enthusiast markets (now a unit of Fox Interactive Media, Inc.). From April 2004 to June 2004, Ms. Morris served as vice president, finance of Liberate Technologies (“Liberate”), a provider of software for digital cable television systems. From December 2003 to April 2004, Ms. Morris also performed consulting services for Liberate. From December 2002 to April 2004, Ms. Morris was chief accounting officer at Sagent Technology, Inc., a business intelligence solutions provider. Ms. Morris joined Sagent in August 2001 as director, sales operations.

Caroline Offutt has served as Vice President and General Manager, ThinkGeek, since December 2006, and as President of ThinkGeek, Inc., since July 2009. Ms. Offutt joined the Company as Director, General Manager, ThinkGeek in December 2004. From September 2003 to December 2004, Ms. Offutt served as director, merchandising and operations at Tactical Express, LLC, a direct marketer of federal law enforcement gear. From March 2001 to September 2003, Ms. Offutt served as director, operations at Safety-911, Inc., a direct marketer of public safety equipment.

Michael Rudolph has served as Chief Marketing Officer since October 2009.  Prior to that, he served as Vice President, Marketing from February 2008 until October 2009. From November 2006 until February 2008, he served as Vice President, General Manager, SourceForge.net. Mr. Rudolph joined the Company in July 2006 as Vice President, SourceForge.net Marketplace. From December 2001 to July 2006, Mr. Rudolph was director, marketing at eBay, Inc., a company that offers Internet platforms for global commerce, payments and communications.

James Jay Seirmarco has served as Chief Technology Officer since October 2009, and as Vice President, Media Operations from February 2008 through October 2009.  Mr. Seirmarco also served as General Counsel from August 2001 through March 2010. In June 2006, Mr. Seirmarco was appointed Corporate Secretary.  From July 2005 through October 2006, Mr. Seirmarco served as Vice President and General Manager, SourceForge.net. Mr. Seirmarco joined the Company in August 2000 as Corporate Counsel.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully Submitted By:
MEMBERS OF THE COMPENSATION COMMITTEE
David B. Wright, Chairman Scott E. Howe Suzanne M. Present

Compensation Discussion and Analysis

EXECUTIVE COMPENSATION

Overview of Compensation Program and Philosophy

Geeknet, Inc. (“Geeknet” or the “Company”) has designed its executive compensation program and philosophy to attract, motivate and retain talented executives responsible for the success of Geeknet, which operates in the online media and e-commerce industries, two extremely competitive and rapidly changing fields of endeavor. With this in mind, Geeknet strives to set its compensation programs within the appropriate competitive framework and based on a compensation philosophy of “pay for performance” that depends on the achievement of overall financial results and individual contributions by executives and employees. Within this overall philosophy, Geeknet’s objectives are to:

•
Motivate executive officers to achieve quantitative financial and qualitative non-financial goals and create a direct, meaningful link between achievement of these goals and individual executive compensation;

•
Align the financial interests of executive officers with those of Geeknet’s stockholders by providing significant equity-based, long-term incentives in the form of restricted stock and/or stock options, while carefully considering both stockholder dilution and financial accounting compensation expense; and

•	Offer a total compensation program that takes into consideration the executive compensation practices of a specifically identified peer group of companies, including competitors of Geeknet.

The Compensation Committee uses these objectives as a guide in establishing the compensation programs, practices and packages offered to Geeknet’s executive officers and in assessing the proper allocation between long- and short-term incentive compensation and cash and non-cash compensation. However, there is no pre-established policy or target for the allocation between long- and short-term incentive compensation and cash and non-cash compensation.

Role and Authority of Our Compensation Committee

The current members of the Compensation Committee are directors David B. Wright (Chair), Scott E. Howe and Suzanne M. Present. Each of these individuals qualifies as (i) an “independent director” under the Marketplace Rules of NASDAQ, (ii) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code. Mr. Howe’s term as a director will end at the Annual Meeting and he is not standing for re-election to the Board of Directors.

The Company’s Board of Directors created the Compensation Committee to carry out the Board of Directors’ responsibilities to: (i) oversee Geeknet’s compensation policies, plans and benefits programs; (ii) oversee the compensation of Geeknet’s Chief Executive Officer and other executive officers (including officers reporting under Section 16 of the Securities Exchange Act of 1934); (iii) evaluate and approve the executive officer compensation plans, policies and programs of Geeknet; and (iv) oversee the design of Geeknet’s equity compensation and incentive plans. The Compensation Committee reviews and establishes the executive compensation packages offered to the Company’s Chief Executive Officer and other named executive officers. In doing so, the Compensation Committee is responsible for ensuring that such packages are consistent with the Company’s compensation program and philosophy.

The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on Geeknet’s website at the “Corporate Governance” page, with URL http://geek.net/investors/corporate-governance/.

The Compensation Committee’s responsibilities are discussed in detail in the charter and include:

•
Reviewing and approving: (i) the annual base salary; (ii) the annual incentive bonus plans, including specific goals and amounts; (iii) equity compensation; (iv) employment agreements, severance arrangements and change in control arrangements; and (v) any other benefits or compensation arrangements of the Company’s Chief Executive Officer and other executive officers;

•
Reviewing and approving corporate goals and objectives relative to the compensation of the Company’s Chief Executive Officer and executive management, evaluating their performance in light of these and other factors related to the performance of Geeknet, including the accomplishment of Geeknet’s long-term business and financial goals; and

•	Overseeing the design of Geeknet’s equity compensation and executive incentive plans and acting as the administrator of such plans for all employees.

The Compensation Committee has the final decision-making authority with respect to the compensation of the Company’s named executive officers. In carrying out its responsibilities, the Compensation Committee may engage outside consultants and/or consult with Geeknet’s Human Resources department as the Compensation Committee determines to be appropriate. The Compensation Committee may obtain advice and assistance from internal or external legal, accounting or other advisers selected by the Compensation Committee. The Compensation Committee may delegate any of its responsibilities to one or more directors or to members of management, to the extent permitted by applicable law. The Compensation Committee has authorized members of management to make salary adjustments under guidelines approved by the Compensation Committee for all employees other than named executive officers.

Role of Executive Officers in Compensation Decisions

The Compensation Committee on occasion meets with Mr. Kauffman, the Company’s President and Chief Executive Officer, to obtain recommendations with respect to the compensation programs, practices and packages for the Company’s executive officers (aside from Mr. Kauffman himself) and other key employees. The Compensation Committee considers, but is not bound to and does not always accept, Mr. Kauffman’s recommendations. Mr. Kauffman and other executives or employees sometimes attend the Compensation Committee’s meetings, but they leave the meetings as appropriate when the Compensation Committee intends to meet independently. The Compensation Committee makes decisions with respect to Mr. Kauffman’s compensation package without him present.

Role of Compensation Consultant

Since 2007, the Compensation Committee has engaged J. Richard & Co. (“Richard & Co.”), a consulting company specializing in executive officer and director compensation, to conduct an annual competitive review and analysis of the Company’s executive compensation program and make recommendations for the Company’s executive officer compensation. Richard & Co. serves at the discretion of the Compensation Committee.

Selection of Fiscal Year 2009 Peer Companies

For Fiscal Year 2009, Richard & Co. recommended, and the Compensation Committee approved, the following group of peer companies for use in conducting director and officer compensation analyses. These peer companies were intended to reflect Geeknet’s size, strategy, and business. The following companies are collectively referred to herein as the “Fiscal Year 2009 Peer Companies”:

•	The Knot, Inc., New York, NY	•	Travelzoo, New York, NY
•	Move, Inc., Campbell, CA	•	TheStreet.com, New York, NY
•	Shutterfly, Redwood City, CA	•	Digital River, Eden Prairie, MN
•	Bankrate, Inc., No. Palm Beach, FL	•	TechTarget, Inc., Needham, MA
•	WebMD, New York, NY

Data on the compensation practices of the Fiscal Year 2009 Peer Companies generally was gathered through publicly available information. Other than Bankrate, which was delisted in September 2009 in connection with its acquisition, each of the Fiscal Year 2009 Peer Companies was traded on the NASDAQ Global Market as of December 31, 2009.

Components of Compensation

The principal components of Geeknet’s executive officer compensation include:

•	Base salary;
•	Variable incentive cash bonus awards;
•	Long-term equity-based incentive awards;
•	Severance and/or change of control protection;
•	Retirement benefits provided under a 401(k) plan; and
•	Generally available benefit programs.

The Compensation Committee selected these components because it believes each is necessary to help Geeknet attract and retain the executive talent on which its success depends. These components allow Geeknet to reward performance throughout the fiscal year and to provide an incentive for executives to appropriately balance their focus on short-term and long-term strategic goals. The Compensation Committee believes that this set of components is effective and will continue to be effective in achieving the objectives of its compensation program and philosophy.

The Compensation Committee reviews the entire executive compensation program at least annually. The Compensation Committee is aided in this review by its compensation consultant (which was Richard & Co. in Fiscal Year 2009). However, the Compensation Committee may at any time review one or more components as necessary or appropriate to ensure such components remain competitive and appropriately designed to reward performance. In setting compensation levels for a particular named executive officer, the Compensation Committee considers both individual and corporate factors. In general, compensation is targeted at the following percentiles, as compared to the applicable peer companies:

Components of Compensation	Target
Base salary	50th percentile
Total cash compensation (base salary and bonus)	50th to 65th percentile
Long-term equity-based compensation	50th to 75th percentile

Base Salary and Variable Incentive Awards

Base Salary

Geeknet provides base salary to its named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year. As used herein, named executive officers are: (i) each of the two persons who served as the Company’s Principal Executive Officer (PEO) at any time during Fiscal Year 2009; (ii) the Company’s Principal Financial Officer (PFO); and (iii) the three most highly compensated executive officers other than the PEO and PFO who were serving at the end of the last completed fiscal year. As described above, the Compensation Committee reviews information provided by Richard & Co. with respect to similarly-situated individuals at peer companies to assist it in determining base salary for each named executive officer. In addition, the Compensation Committee considers each executive officer’s experience, skills, knowledge, responsibilities and performance and, with respect to its Chief Executive Officer, Geeknet’s performance as a whole. For newly hired executive officers, the Compensation Committee considers the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join Geeknet. The Compensation Committee believes that targeting base salaries to the 50th percentile, when coupled with higher targeted percentiles in variable compensation, strikes an effective balance between retention of executive talent and rewarding of achievement of planned revenue growth, total stockholder return and operating income growth.

The Compensation Committee typically reviews executive officer base salaries in the first quarter of each fiscal year. Increases are considered within the context of the Company’s overall annual merit increase budget before specific individual and market competitive factors are considered. The Compensation Committee does not apply specific formulas to determine increases.

There were no base salary increases for named executive officers in Fiscal Year 2009; however, on February 8, 2010, the Compensation Committee increased Mr. Kauffman’s base salary from $400,000 to $440,000.  In addition to targeting base salaries for named executive officers in part based upon recognition of individual contributions to the Company’s success, and seeking to align compensation with specified peer groups, the Compensation Committee also endeavors to align such compensation with median base salary increases, if any, for similarly-situated executives as set forth in “The High-Tech Global Compensation Survey: Executive Functional Area,” provided by Culpepper and Associates, Inc. (“Culpepper”), to which the Company subscribes. Culpepper provides up-to-date, verified data for executive positions at comparable companies based on revenue, geographic location and industry sector.

Variable Incentive Awards

To focus each executive officer on the importance of achieving Geeknet’s goals, a substantial portion of the officer’s potential annual compensation is in the form of variable incentive pay that is tied to achievement of those goals. Accordingly, Geeknet maintains bonus programs under which executive officers are eligible to receive bonuses.

Bonus Programs.   The Company offers cash incentive bonus programs for named executive officers, management and other key employees. These programs are designed to provide cash incentives to, and reward the efforts of, named executive officers in maximizing the short- and long-term financial performance of the business. The Compensation Committee has discretion to increase or decrease bonuses under the incentive bonus programs based on factors determined by the Compensation Committee.

The table below describes for each named executive officer eligible to participate in a Company bonus program (i) the target percentage of base salary, (ii) the potential award range as a percentage of base salary, and (iii) the actual award earned for Fiscal Year 2009.

Named Executive Officer	Target Percentage of Base Salary	Payout Percentage Range of Base Salary	Actual Award
Scott L. Kauffman (1), (2), (3)	75%	70% to 150%	$274,126
Patricia S. Morris (2), (3), (4)	50%	70% to 150%	$68,950
Caroline Offutt (2), (5), (7)	50%	70% to 150%	$123,227
Michael Rudolph (2), (3), (6)	50%	70% to 150%	$42,642
James Jay Seirmarco (2), (3), (6)	50%	70% to 150%	$42,645

(1)	Mr. Kauffman’s bonus was guaranteed at 100% of his target for the six months from January 1, 2009 to June 30, 2009.
(2)
The bonus percentage allocations for the third fiscal quarter were fifty percent (50%) based on meeting Media revenue targets, twenty-five percent (25%) based on meeting E-Commerce revenue targets and twenty-five percent (25%) based on meeting E-Commerce gross margin targets. If Geeknet attained between 100% and 150% of its quarterly Media revenue target, between 70% and 150% of its E-Commerce revenue and/or gross margin targets, then the percentage attainment of such quarterly targets was multiplied by such named executive officer’s applicable potential quarterly bonus (i.e., pro rata payout).

(3)
The bonus percentage allocations for the fourth fiscal quarter were forty percent (40%) based on meeting Media revenue targets, forty percent (40%) based on meeting E-Commerce revenue targets and twenty percent (20%) based on meeting adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) targets. If Geeknet attained between 70% and 150% of either of its quarterly revenue and/or adjusted EBITDA targets, then the percentage attainment of such quarterly targets was multiplied by such named executive officer’s applicable potential quarterly bonus (i.e., pro rata payout).

(4)
Ms. Morris’s bonus percentage allocations for the six months from January 1, 2009 to June 30, 2009 were sixty percent (60%) based on meeting Media revenue targets, twenty percent (20%) based on meeting E-Commerce revenue targets and twenty percent (20%) based on meeting E-Commerce gross margin targets. If Geeknet attained between 100% and 150% of its quarterly Media, between 70% and 150% of its E-Commerce revenue and/or gross margin targets, then the percentage attainment of such quarterly targets was multiplied by Ms. Morris’s applicable potential quarterly bonus (i.e., pro rata payout).

(5)
Ms. Offutt’s bonus percentage allocations for the six months from January 1, 2009 to June 30, 2009 were forty-five percent (45%) based on meeting E-Commerce revenue targets, forty-five percent (45%) based on meeting E-Commerce gross margin and ten percent (10%) based on meeting certain objectives established by the CEO for Ms. Offutt.  If Geeknet attained between 70% and 150% of either of its quarterly E-Commerce revenue and/or E-Commerce gross margin targets, then the percentage attainment of such annual targets was multiplied by Ms. Offutt’s applicable potential annual bonus (i.e., pro rata payout).

(6)
Mr. Rudolph’s and Mr. Seirmarco’s bonus percentage allocations for the six months from January 1, 2009 to June 30, 2009 were one hundred percent  (100%) based on meeting Media revenue targets. If Geeknet attained between 100% and 150% of the revenue target, then the percentage attainment of such quarterly targets was multiplied by such named executive officer’s applicable potential quarterly bonus (i.e., pro rata payout).

(7)	Ms. Offutt was awarded an additional bonus of $47,501 in the fourth quarter of 2009 in recognition of the E-Commerce business segment’s performance.

Long-Term, Equity-Based Incentive Awards

The goal of Geeknet’s long-term equity-based incentive program is to align the interests of executive officers with Geeknet’s stockholders and to provide each executive officer with a significant incentive to manage Geeknet from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the size of long-term, equity-based incentives based on each executive’s position within Geeknet and seeks to set a level that will create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account an individual’s recent performance, his or her potential for future responsibility and promotion, the number of unvested equity awards already held by each individual and comparable awards made to individuals in similar positions with the selected peer companies. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion.

In reviewing and analyzing the awards made to similarly situated individuals at the selected peer companies, the Compensation Committee, with the assistance of its compensation consultant, compares:

•	The number of shares subject to awards granted to an individual in a given role or position;
•
The number of shares owned, the number of option shares and/or restricted stock granted by role or position as a percentage of total shares owned, option shares granted and restricted stock awards of total common shares outstanding;

•	The fair value of the grant using a Black-Scholes valuation for equity awards that is consistent with FASB ASC Topic 718; and
•	The individual’s vested and unvested equity positions.

On a total Company basis, when appropriate, the Compensation Committee also analyzes:

•	The number of shares used by a company during the year with respect to new equity awards (i.e., burnrates);
•	The number of shares subject to outstanding equity awards relative to the total number of shares issued and outstanding (i.e., issued equity overhang); and

•	The number of shares subject to outstanding equity awards and available for future grants relative to the total number of shares issued and outstanding (i.e., total equity overhang).

We believe these comparisons provide important additional context for comparing the competitive level of our equity based compensation practices versus the market.

Use of Restricted Stock

Since its 2006 fiscal year, Geeknet has accounted for stock-based awards in accordance with the requirements of FASB ASC Topic 718 (formerly known as FASB Statement No. 123(R) or “FAS 123(R)”). As a result of the passage of FAS 123(R), the Compensation Committee determined that it was appropriate and in the Company’s interests to grant a combination of stock options and restricted stock to director-level employees and above on a going-forward basis.

For Fiscal Year 2009, the Compensation Committee weighed the relative costs and perceived benefits of stock options and restricted stock and determined that, other than the grant made to Mr. Neumeister pursuant to the Company’s non-employee, director compensation policies, any and all grants to our named executive officers should be and were in the form of stock options.

Accounting and Tax Considerations

Geeknet generally takes into consideration the accounting and tax effect of each component of compensation when establishing the compensation programs, practices and packages offered to Geeknet’s executive officers and aims to keep the compensation expenses associated with such programs, practices and packages within reasonable levels and an established budget.

Compliance with Section 162(m) of the Internal Revenue Code

Geeknet has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to its executive officers. Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted there under by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Compensation Committee has decided that it is not appropriate at this time to take any actions that would disqualify the Company’s stock option plan or executive annual cash bonus plans from deduction.

Change of Control and Severance Agreements

Set forth below is a description of the plans and agreements that could result in potential payouts to the named executive officers in the case of their termination of employment and/or a Change of Control (1) of the Company took place on December 31, 2009 (the last day of the Company’s Fiscal Year 2009). The definitions for certain defined terms used in the following disclosures are listed in the footnotes following the disclosure section below.

Scott L. Kauffman

Pursuant to Mr. Kauffman’s employment agreement with the Company dated as of December 3, 2008, if Mr. Kauffman’s employment with the Company is terminated other than for Cause, death or Disability prior to a Change of Control (as such terms are defined in the Employment Agreement) or after 12 months following a Change of Control, subject to his execution of a separation and release of claims agreement, Mr. Kauffman will receive (i) a lump sum payment equal to 12 months of his then-current base salary ($440,000), (ii) a lump sum payment equal to up to one quarter of his target discretionary bonus of 75% of his then-current base salary, prorated through the date of his termination ($82,500), (iii) 12 months’ accelerated vesting of his then unvested options ($393,750), and (iv) Company-paid coverage for the cost of continuation coverage under the Company’s employment benefits plans until the earlier of 12 months from his termination or the date on which he and/or his dependents become covered under similar plans ($17,466).

If Mr. Kauffman resigns for Good Reason (as defined in his employment agreement) or is terminated other than for Cause, death or Disability within 12 months following a Change of Control, subject to his execution of a separation and release of claims agreement, Mr. Kauffman will receive (i) a lump sum payment equal to 12 months of his then-current base salary ($440,000); (ii) a lump sum payment equal to one year of his target discretionary bonus of 75% of his then-current base salary ($330,000); (iii) 18 months’ accelerated vesting of his then unvested options ($590,625); and (iv) Company-paid coverage for the cost of continuation coverage under the Company’s employment benefits plans until the earlier of 12 months from his termination or the date on which he and/or his dependents become covered under similar plans ($17,466).

Patricia S. Morris

On July 16, 2008, the Compensation Committee of the Board of Directors of the Company approved the adoption of amended Change of Control and termination benefits for Ms. Morris and authorized the Company to enter into an agreement with Ms. Morris to reflect the following benefits:

(A) if Ms. Morris’ employment is terminated by the Company at any time for any reason not deemed by the Company to be for Cause (2) , then, in addition to receiving all accrued and then unpaid salary and vacation, Ms. Morris will be entitled to receive: (i) compensation equal to six months ($139,137) of her annual base salary; (ii) six months of Accelerated Vesting (3) ($39,666); (iii) payment of the quarterly bonus ($34,784(6)), if any, she would have been paid under the Company’s bonus plan for the entire quarter in which such termination occurred; and (iv) six months of reimbursement for COBRA health benefits coverage ($8,733); and

(B) if, following a Change of Control, Ms. Morris’ employment is terminated by the Company at any time for any reason not deemed by the Company to be for Cause, or Ms. Morris is subject to Constructive Termination (5) , then, in addition to receiving all accrued and then unpaid salary and vacation, Ms. Morris will be entitled to receive: (i) compensation equal to twelve months of her annual base salary ($278,274); (ii) twelve months of Accelerated Vesting (3) ($79,333); (iii) payment of the quarterly bonus ($34,784 (6)), if any, she would have been paid under the Company’s bonus plan for the entire quarter in which such termination occurred; and (iv) twelve months of reimbursement for COBRA health benefits coverage ($17,466).

The awarding of any the above described benefits will be contingent upon Ms. Morris entering into a separation and release of claims agreement prepared by the Company.

Caroline Offutt

On July 16, 2008, the Compensation Committee of the Board of Directors of the Company approved the adoption of amended Change of Control and termination benefits for Ms. Offutt and authorized the Company to enter into an agreement with Ms. Offutt to reflect the following benefits:

(A) if Ms. Offutt’s employment is terminated by the Company at any time for any reason not deemed by the Company to be for Cause, (2) then, in addition to receiving all accrued and then unpaid salary and vacation, Ms. Offutt will be entitled to receive: (i) compensation equal to six months ($136,500) of her annual base salary; (ii) payment of the quarterly bonus ($34,125 (6)), if any, she would have been paid under the Company’s bonus plan for the entire quarter in which such termination occurred; and (iii) six months of reimbursement for COBRA health benefits coverage ($9,118); and

(B) if, following a Change of Control, Ms. Offutt’s employment is terminated by the Company at any time for any reason not deemed by the Company to be for Cause, or Ms. Offutt is subject to Constructive Termination (5) , then, in addition to receiving all accrued and then unpaid salary and vacation, Ms. Offutt will be entitled to receive: (i) compensation equal to twelve months of her annual base salary ($273,000); (ii) twelve months of Accelerated Vesting (3) ($27,766); (iii) payment of the quarterly bonus ($34,125 (6)), if any, she would have been paid under the Company’s bonus plan for the entire quarter in which such termination occurred; and (iv) twelve months of reimbursement for COBRA health benefits coverage ($18,237).

The awarding of any the above described benefits will be contingent upon Ms. Offutt entering into a separation and release of claims agreement prepared by the Company.

Michael Rudolph

On July 16, 2008 the Compensation Committee of the Board of Directors of the Company approved the adoption of amended Change of Control and termination benefits for Mr. Rudolph, and authorized the Company to enter into an agreement with Mr. Rudolph to reflect the following benefits:

(A) if Mr. Rudolph’s employment is terminated by the Company at any time for any reason not deemed by the Company to be for Cause, then, in addition to receiving all accrued and then unpaid salary and vacation, Mr. Rudolph will be entitled to receive: (i) compensation equal to three months ($56,234) of his annual base salary; (ii) payment of the quarterly bonus ($28,117(6)), if any, he would have been paid under the Company’s bonus plan for the entire quarter in which such termination occurred; and (iii) three months of reimbursement for COBRA health benefits coverage ($4,367); and

(B) if, following a Change of Control, Mr. Rudolph’s employment is terminated by the Company at any time for any reason not deemed by the Company to be for Cause, or Mr. Rudolph is subject to Constructive Termination, then, in addition to receiving all accrued an then unpaid salary and vacation, Mr. Rudolph will be entitled to receive: (i) compensation equal to six months ($112,468) of his annual base salary; (ii) six months of Accelerated Vesting ($51,566); (iii) payment of the quarterly bonus ($28,117(6)), if any, he would have been paid under the Company’s bonus plan for the entire quarter in which such termination occurred; and (iv) six months of reimbursement for COBRA health benefits coverage ($8,733).

The awarding of any the above described benefits will be contingent upon Mr. Rudolph entering into a separation and release of claims agreement prepared by the Company.

James Jay Seirmarco

On January 15, 2004, at the direction of the Compensation Committee of the Board of Directors, the Company executed with Mr. Seirmarco an amendment to his August 9, 2000 employment offer letter, to insert provisions relating to Change of Control and termination benefits.

If the Company elects to terminate Mr. Seirmarco’s employment at any time for any reason not deemed by the Company to be for Cause, Mr. Seirmarco will be entitled to receive: (i) compensation equal to six months ($112,476) of his annual base salary; (ii) six months of Accelerated Vesting ($39,666); and (iii) two months of reimbursement for COBRA health benefits coverage ($2,747).

If following a Change of Control, Mr. Seirmarco’s employment is terminated by the Company at any time for any reason not deemed by the Company to be for Cause, or Mr. Seirmarco is subject to Constructive Termination, then, in addition to receiving all accrued and then unpaid salary and vacation, Mr. Seirmarco will be entitled to receive: (i) compensation equal to six months ($112,476) of his annual base salary; (ii) six months of accelerated vesting ($39,666); and (iii) two months of reimbursement for COBRA health benefits coverage ($2,747). Mr. Seirmarco may, at any time during a six month Extended Exercise Period, (4) exercise his vested options and restricted stock awards with respect to shares that have accelerated pursuant to a termination not deemed to be for cause.

The awarding of these benefits will be contingent, however, upon Mr. Seirmarco entering into a separation and release of claims agreement prepared by the Company.

Definitions for Change of Control and Severance Agreement Disclosures:

(1)
“Change of Control” as used herein means the closing of: (i) a merger or consolidation of the Company with or into any other corporation or other entity, or the sale of all or substantially all of the assets of the Company, unless the stockholders of the Company immediately prior to such transaction hold at least 50% of the outstanding equity securities of the entity surviving such merger or consolidation or the entity purchasing such assets, or (ii) a sale or transfer of more than 50% of the Company’s voting securities to a person or persons acting as a group, who is or are not controlled directly or indirectly by the Company, in a single transaction or series of related transitions.

(2)
“Cause” as used herein means any of the following: (i) any act of personal dishonesty involving an executive in connection with such executive’s responsibilities as an employee of the Company; (ii) the conviction of or plea of guilty or nolo contendere to a felony by an executive; (iii) a willful act by an executive which constitutes gross misconduct and which is injurious to the Company; or (iv) continued violations by an executive of such executive’s obligations as an employee of the Company which are demonstrably willful and deliberate on such executive’s part after there has been delivered to the executive a written demand for performance from the Company which describes the basis for the Company’s belief that he or she has not substantially performed his or her duties.

(3)
“Accelerated Vesting” as used herein means: (i) the immediate vesting of a number of shares subject to such executive’s stock options with the Company, equal to the number of options that would normally vest over the applicable acceleration period, and (ii) the immediate vesting of a number of shares of restricted stock in the Company held by such executive, if any, equal to the number of shares of restricted stock, if any, that would normally vest over the applicable acceleration period.

(4)	“Extended Exercise Period” as used herein commences on the first day after the executive’s employment with the Company is terminated and runs for the applicable extension period.
(5)
“Constructive Termination” means an executive’s resignation within thirty (30) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following events without an executive’s consent: (i) the assignment to the executive of any duties or the reduction of the executive’s duties, either of which results in a material diminution in an executive’s authority, duties or responsibilities with the Company in effect immediately prior to such assignment, or the removal of an executive from such position and responsibilities, unless an executive is provided with comparable authority, duties or responsibilities; provided, however, it being understood that a new position within a larger combined company does not constitute “Constructive Termination” if it is in the same area of operations and involves similar scope of management responsibility notwithstanding that an executive may not retain as senior a position overall within the larger combined company as an executive’s prior position; (ii) a material reduction of an executive’s base salary; (iii) a material change in the geographic location at which an executive must perform services (e.g., the relocation of an executive to a facility or a location less than fifty (50) miles from an executive’s then-present location shall not be considered a material change in geographic location); or (iv) any material breach by the Company of any material provision of executive’s employment agreement. The executive will not resign for Constructive Termination without first providing the Company with written notice of the acts or omissions constituting the grounds for “Constructive Termination” within ninety (90) days of the initial existence of the grounds for “Constructive Termination” and a reasonable cure period of not less than thirty (30) days following the date of such notice.

(6)	Assuming 100% attainment of quarterly bonus.

Estimated Payments upon Termination or Change of Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above. Payments and benefits are estimated assuming that the triggering event took place on the last business day of Fiscal Year 2009, and the price per share of our Common Stock is the official closing price on the NASDAQ Global Market as of that date ($1.19). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

		Potential Payments upon Involuntary Termination Other Than for Cause or Voluntary Termination for Good Reason
Name	Type of Benefit	Prior to Change in Control ($)	After Change in Control ($)

Scott L. Kauffman	Cash Severance – Base Salary	$440,000	$440,000
	Cash Severance – Bonus (1)	82,500	330,000
	Vesting Acceleration – Options	393,750	590,625
	Continued Coverage of Employee Benefits	17,466	17,466
	Total Termination Benefits:	$933,716	$1,378,091

Patricia S. Morris (2)	Cash Severance – Base Salary	$139,137	$278,274
	Cash Severance – Bonus (1)	34,784	34,784
	Intrinsic Value of Accelerated Restricted Stock	39,666	79,333
	Continued Coverage of Employee Benefits	8,733	17,466
	Total Termination Benefits:	$222,320	$409,857

Caroline Offutt (2)	Cash Severance – Base Salary	$136,500	$273,000
	Cash Severance – Bonus (1)	34,125	34,125
	Intrinsic Value of Accelerated Restricted Stock	-	27,766
	Continued Coverage of Employee Benefits	9,118	18,237
	Total Termination Benefits:	$179,743	$353,128

Michael Rudolph (2)	Cash Severance – Base Salary	$56,234	$112,468
	Cash Severance – Bonus (1)	28,117	28,117
	Intrinsic Value of Accelerated Restricted Stock	-	51,566
	Continued Coverage of Employee Benefits	4,367	8,733
	Total Termination Benefits:	$88,718	$200,884

James Jay Seirmarco (2)	Cash Severance – Base Salary	$112,476	$112,476
	Intrinsic Value of Accelerated Restricted Stock	39,666	39,666
	Continued Coverage of Employee Benefits	2,747	2,747
	Total Termination Benefits:	$154,889	$154,889

(1)	Assuming 100% attainment of quarterly bonus.
(2)
The intrinsic value of accelerated stock options for each named executive officer is zero because the exercise price of the stock options granted to each named executive officer exceeded the closing price on the NASDAQ Global Market as of last business day of Fiscal Year 2009.

The following table sets forth all compensation paid or accrued during the past three fiscal years, plus the transition period from August 1, 2008 through December 31, 2008 (“2008T”), to: (i) the Company’s Principal Executive Officer (PEO); (ii) the Company’s Principal Financial Officer (PFO); (iii) the 3 most highly compensated executive officers other than the PEO and PFO who were serving at the end of the last completed fiscal year; and (iv) one additional individual for whom disclosure would have been provided pursuant to clause (iii) but for the fact that the individual was not serving as an executive officer of the company at the end of the last completed fiscal year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year		Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
Scott L. Kauffman (1)	2009		$398,462	$274,126	$-	$-	$-	$672,588
Chief Executive Officer, President and Director	2008	T	10,000	-	-	802,350	-	812,350

Robert M. Neumeister, Jr. (2)	2009		11,538	-	6,290	-	37,500	55,328
Interim Chief Executive Officer,	2008	T	207,692	-	6,290	-	-	213,982
President and Chairman of the	2008		85,384	-	23,790	-	57,000	166,174
Board of Directors	2007		-	-	-	63,536	35,500	99,036

Patricia S. Morris	2009		282,531	68,950	-	53,550	-	405,031
Senior Vice President and	2008	T	116,447	29,656	-	-	-	146,103
Chief Financial Officer	2008		235,017	75,830	158,900	-		469,747
	2007		250,000	75,102	478,480	-	-	803,582

Caroline Offutt	2009		243,315	123,227	-	71,400	-	437,942
President and	2008	T	97,072	40,204	-	90,750	-	228,026
General Manager, ThinkGeek, Inc.	2008		186,508	63,442	70,950	-	-	320,900
	2007		172,438	64,402	278,978	209,106	-	724,924

Michael Rudolph	2009		228,397	42,642	-	70,745	-	341,784
Chief Marketing Officer	2008	T	94,135	17,506	-	-	-	111,641
	2008		213,337	49,040	74,950	-	-	337,327
	2007		192,308	60,329	322,320	-	-	574,957

James Jay Seirmarco	2009		228,413	42,645	-	106,445	-	377,503
Chief Technology Officer	2008	T	94,339	17,507	-	-	-	111,846
	2008		222,349	49,515	70,950	-	-	324,814
	2007		208,538	50,489	399,848	-	-	658,875

(1)	Mr. Kauffman’s employment with the Company began in December 2008.
(2)
Mr. Neumeister’s employment with the Company began in June 2008 and ended in January 2009. During his term as Interim Chief Executive Officer, Mr. Neumeister did not receive any non-employee director compensation for his attendance at any meetings or his service on the Board of Directors.  During Fiscal Year 2009, Mr. Neumeister served as Chair of the Nominating and Governance Committee of the Board of Directors. Since December 2007, Mr. Neumeister has served as the Chairman of the Board of Directors. During Fiscal Year 2009, but subsequent to Mr. Neumeister’s term as as Interim Chief Executive Officer, the Company paid Mr. Neumeister retainer fees and fees for attending meetings of the Nominating and Governance Committee and Board of Directors. The Company pays its retainer fees quarterly in advance and it has not been the Company’s practice to request refunds from directors when they resign from a committee or the Board of Directors.

The following table presents information concerning each grant of an award made to a named executive officer in Fiscal Year 2009 under any plan.

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Robert M. Neumeister	12/3/2009	5,000	-	$-	$6,350
Patricia S. Morris	7/31/2009	-	75,000	1.19	53,550
Caroline Offutt	7/31/2009	-	100,000	1.19	71,400
Michael Rudolph	7/31/2009	-	50,000	1.19	35,700
	10/29/2009	-	50,000	1.20	35,045
James Jay Seirmarco	7/31/2009	-	100,000	1.19	71,400
	10/29/2009	-	50,000	1.20	35,045

(1)
Mr. Neumeister was employed by the Company as Interim Chief Executive Officer from June 2008 until January 2009. From August 1, 2007 until June 4, 2008 and since January 4, 2009, Mr. Neumeister has served as a non-employee, director. On December 3, 2009, Mr. Neumeister received a restricted stock grant pursuant to the Company’s non-employee, director compensation policies.

The following table presents information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of the end of Fiscal Year 2009. The market value of stock awards was determined using the official closing price of our common stock on the NASDAQ Global Market at December 31, 2009 of $1.19 per share.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Scott L. Kauffman Chief Executive Officer, President, and Director	562,500	1,687,500	$0.63	12/03/2018	-	$-

Robert M. Neumeister, Jr. (1)	40,000	-	3.22	06/13/2011
Interim Chief Executive Officer,	20,000	-	1.27	12/04/2012
President, and Chairman of	20,000	-	4.02	12/03/2013
the Board of Directors	20,000	-	2.85	12/08/2014
	20,000	-	1.77	12/07/2015
	20,000	-	4.86	12/06/2016
					2,500	2,975

Patricia S. Morris	341,666	58,334	4.12	07/05/2016
Senior Vice President and Chief Financial Officer	7,812	67,188	1.19	07/31/2019
					99,999	118,999

Caroline Offutt	40,000	-	2.52	12/31/2014
President and General Manager,	45,000	15,000	5.08	12/26/2016
ThinkGeek, Inc.	39,062	85,938	1.35	9/10/2018
	10,416	89,584	1.19	7/31/2019
					39,999	47,599

Michael Rudolph	106,770	18,230	3.98	07/31/2016
Chief Marketing Officer	5,208	44,792	1.19	07/31/2019
	2,083	47,917	1.20	10/29/2019
					59,999	71,399

James Jay Seirmarco	10,000	-	54.11	09/13/2010
Chief Technology Officer	20,000	-	8.75	12/06/2010
	40,000	-	3.00	06/14/2011
	40,000	-	2.98	12/10/2013
	60,000	-	2.45	07/01/2014
	50,000	-	1.90	09/30/2014
	10,416	89,584	1.19	07/31/2019
	2,083	47,917	1.20	10/29/2019
					49,999	59,499

(1)
Mr. Neumeister was employed by the Company as Interim Chief Executive Officer from June 2008 until January 2009. From August 1, 2007 until June 4, 2008 and since January 4, 2009, Mr. Neumeister has served as a non-employee, director and received option grants and restricted stock grants pursuant to the Company’s non-employee, director compensation policies.

During Fiscal Year 2009, the named executive officers did not exercise any options. The following table presents information concerning the aggregate number of shares that vested under stock awards during Fiscal Year 2009 for each of the named executive officers.

STOCK VESTED

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Scott L. Kauffman. (1) Chief Executive Officer, President and Director	-	$-

Robert M. Neumeister, Jr. (2) Interim Chief Executive Officer, President, and Chairman of the Board of Directors	12,500	14,325

Patricia S. Morris Senior Vice President and Chief Financial Officer	66,667	81,667

Caroline Offutt President and General Manager, ThinkGeek, Inc.	43,334	56,534

Michael Rudolph Chief Marketing Officer	43,334	55,534

James Jay Seirmarco Chief Technology Officer	53,334	69,234

(1)	Mr. Kauffman’s employment with the Company began in December 2008.

(2)	Mr. Neumeister was employed by the Company from June 2008 until January 2009.

Equity Compensation Plan Information

The following table summarizes our equity compensation plans as of December 31, 2009, all of which have been approved by our stockholders:

Plan Category (1)	A Number of Securities to Be Issued upon Exercise of Outstanding Options		B Weighted Average Exercise Price of Outstanding Options	C Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column A)
Equity compensation plans approved by stockholders	7,228,791	(2)	$1.94	3,109,635

(1)
The table does not include information for equity compensation plans assumed by the Company in acquisitions. As of December 31, 2009, a total of 28,422 shares of the Company’s common stock remain outstanding and issuable upon exercise of options granted under a plan assumed by the Company in its acquisition of OSTG, Inc. The weighted average exercise price of all outstanding options granted under this plan at December 31, 2009 was $40.21. The Company does not grant additional awards under this assumed plan.

(2)
Includes 4,829,043 options outstanding under the Company’s 2007 Equity Incentive Plan, 1,917,248 options outstanding under the Company’s 1998 Stock Plan and 482,500 options outstanding under the Company’s 1999 Director’s Plan.

Compensation of Directors

The following table provides information concerning the compensation paid by the Company to each of its non-employee directors for Fiscal Year 2009. Mr. Kauffman was an employee, and did not receive additional compensation for his services as a director. During Mr. Neumeister’s employment with the Company from June 2008 through January 4, 2009, he did not receive additional compensation for his services as a director. Mr. Neumeister’s compensation as an officer of the Company is discussed above under “EXECUTIVE COMPENSATION”.

Name	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Option Awards (1) (4)	Total
Andrew Anker	$56,250	$6,345	$-	$62,595
Robert A. Bowman	-	-	-	-
Scott E. Howe	42,833	6,345	-	49,178
Suzanne M. Present	44,583	6,345	-	50,928
Michael Sileck	34,500	-	56,784	91,284
David B. Wright	44,708	6,345	-	51,053
Ram Gupta	30,916	-	-	30,916
Carl Redfield	10,125	-	-	10,125

(1)
Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 (formerly SFAS 123(R)) for Fiscal Year 2009. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 26, 2010. These amounts do not correspond to the actual value that may be recognized by the directors.

(2)
The Company pays in advance each quarter the retainer fees to its non-employee directors. It is the Company’s practice to not request refunds of prepaid retainer fees in the event that a director ceases to serve on the Company’s Board of Directors or a committee during a quarter. The following indicates the fees earned by each non-employee director during Fiscal Year 2009, and the first quarter Fiscal Year 2010 retainer fees the Company paid in December 2009:

Name	Fees Earned Fiscal Year 2009	Prepaid Fiscal Year 2010 Retainer Fees
Andrew Anker	$50,375	$5,875
Scott E. Howe	37,083	5,750
Suzanne M. Present	38,833	5,750
Michael Sileck	27,000	7,500
David B. Wright	37,083	7,625

(3)
In Fiscal Year 2009, the Company’s non-employee directors each received restricted stock purchase rights for 5,000 shares of the Company’s common stock at a purchase price per share equal to the par value of the Company’s common stock ($.001), as follows:

Name	Grant Date	Stock Award Shares	Grant Date Fair Value
Andrew Anker	12/03/2009	5,000	$6,345
Scott E. Howe	12/03/2009	5,000	$6,345
Suzanne M. Present	12/03/2009	5,000	$6,345
David B. Wright	12/03/2009	5,000	$6,345

(4)	As of December 31, 2009, the aggregate number of shares underlying options outstanding for each of the Company’s non-employee directors was:

Name	Aggregate Number of Shares
Andrew Anker	120,000
Scott E. Howe	80,000
Suzanne M. Present	70,000
Michael Sileck	70,000
David B. Wright	150,000

Standard Director Compensation Arrangements

The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on its Board of Directors. The Compensation Committee conducts an annual review of director compensation and, if appropriate, recommends any changes in the type or amount of compensation to the Board of Directors. In reviewing director compensation, the Compensation Committee takes into consideration the compensation paid to non-employee directors of comparable companies, including competitive non-employee director compensation data and analyses prepared by compensation consulting firms and the specific duties and committee responsibilities of particular directors. In addition, the Compensation Committee may make recommendations or approve changes in director compensation in connection with the Compensation Committee’s administration and oversight of the Company’s stock plan. Any change in director compensation is approved by the Board of Directors.

Cash Compensation

The Company reimburses its directors who are not officers or employees for expenses incurred in attending any Board of Directors or committee meetings. Directors who are also its officers or employees are not generally reimbursed for expenses incurred in attending Board of Directors or committee meetings.

Each non-employee director receives a $20,000 annual retainer, $2,500 for in-person attendance throughout regularly-scheduled Board of Directors meetings, $1,250 for telephonic participation throughout regularly-scheduled Board of Directors meetings, and $500 for in-person attendance or telephonic participation for any special unscheduled Board of Directors meetings. The chairperson of the Board of Directors receives an additional annual retainer of $10,000.

The chairperson of the Audit Committee of the Board of Directors (the “Audit Committee”) receives an annual retainer of $10,000. The Audit Committee members receive an annual retainer of $3,000 and receive $1,500 for in-person attendance or telephonic participation for any Audit Committee meetings.

The chairperson of the Compensation Committee receives an annual retainer of $7,500 and Compensation Committee members receive an annual retainer of $3,000. Compensation Committee members receive $500 for in-person attendance or telephonic participation for any Compensation Committee meetings.

The chairperson of the Nominating and Governance Committee of the Board of Directors receives an annual retainer of $2,500, and the other members of the Nominating and Governance Committee receive an annual retainer of $500. All Nominating and Governance Committee members receive $500 for each Nominating and Governance Committee meeting he or she attends in person or by telephone.

Retainer payments are made on a quarterly basis immediately prior to the beginning of each quarter for service to be provided during that quarter. It is the Company’s practice to not request refunds of prepaid retainer fees in the event that a director ceases to serve on the Company’s Board of Directors or a committee during a quarter. All other director compensation payments set forth above are made on a quarterly basis at the end of each quarter for service provided during that quarter.

Equity Compensation

Pursuant to the Company’s compensation policies for independent, non-employee members of the Company’s Board of Directors, as approved by the Compensation Committee of the Board of Directors and detailed in Company’s Current Report Form 8-K dated September 5, 2007 (SEC File No. 000-28369), each non-employee director who joins the Board of Directors is granted an option to purchase 70,000 shares of the Company’s Common Stock, vesting over a period of three years, with one quarter vesting on the date of grant and one thirty-sixth vesting each month thereafter. The vesting of this option automatically accelerates upon a change of control of the Company.

Each non-employee director who has been a member of the Board of Directors for at least nine months prior to the date of the stockholders’ meeting will be granted an annual right to purchase 10,000 restricted shares at $0.001 per share following each annual stockholders’ meeting. The restricted shares will vest 50% immediately and the remaining 50% on the one year anniversary of the grant.

On April 29, 2009, the Board of Directors approved a change in the Company’s fiscal year end from July 31 of each calendar year to December 31 of each calendar year, effective as of January 1, 2009.  In connection with this change, the following Transitional Cash and Equity Compensation provisions applied to the Company’s non-employee directors:

Transitional Cash Compensation

Annual Retainer Payments

Quarterly Payments continued to be made based on the prior fiscal year until May 1, 2009, at which time the Company began making quarterly retainer payments based on the new fiscal year.   The first quarterly retainer payment covering the second fiscal quarter of the calendar year 2009 was pro rated and was equal to two-thirds of the standard payment, in order to account for the prior retainer payment previously made for the month of April 2009.   Beginning on July 1, 2009 the Company paid then current directors the full quarterly retainer amount for each fiscal quarter thereafter, based on the fiscal year.

Per Meeting Payments

On May 1, 2009, the Company paid directors their per meeting payment amounts for the Board of Directors and committee meetings attended by such directors for the three month period covering February, March and April 2009.  For the second fiscal quarter of calendar year 2009, the Company paid directors their per meeting payment amounts for Board of Directors and committee meetings attended by such directors for the months of May and June 2009. Thereafter the Company made all other non-retainer director compensation payments at the end of each quarter for service provided during that quarter.

Transitional Equity Compensation

In anticipation of the Company’s transition from a fiscal to a calendar accounting year, on December 3, 2008, each of the then current non-employee directors who had been a member of the Board of Directors for at least nine months prior to such date was granted a right to purchase 10,000 restricted shares of the Company’s common stock at $0.001 per share (the “2008 Restricted Stock Grant”). Fifty percent (50%) of the restricted shares subject to the 2008 Restricted Stock Grant vested immediately upon grant and the remaining 50% vested on December 3, 2009, the one-year anniversary of the grant, subject to the applicable director’s continuing service to the Company

On December 3, 2009, each of the then current non-employee directors who had been a member of the Board of Directors for at least nine months prior to such date was granted a right to purchase 5,000 restricted shares of the Company’s common stock at $0.001 per share (the “Interim Restricted Stock Grant”). Fifty percent (50%) of the restricted shares subject to the “Interim Restricted Stock Grant” vested immediately upon grant and the remaining 50% will vest on June 3, 2010, the six-month anniversary of the grant, subject to the applicable director’s continuing service to the Company.

Beginning on the date of the Annual Meeting, the Company will resume making grants according to its previous non-employee director compensation policy and each non-employee director who has been a member of the Board of Directors for at least nine months prior to the date of the applicable stockholders’ meeting will be granted an annual right to purchase 10,000 restricted shares of the Company’s common stock at $0.001 per share following each annual stockholders’ meeting. The restricted shares will vest 50% immediately and the remaining 50% on the one-year anniversary of the grant.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 8, 2010, certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) any person, known by the Company to be the beneficial owner of more than 5% of its Common Stock, (ii) each of its directors and each nominee seeking to become one of its directors, (iii) each of its executive officers and former executive officers named in the Summary Compensation Table appearing herein, and (iv) all of its current executive officers and directors as a group. The number and percentage of shares beneficially owned are based on the aggregate of 60,545,579 shares of Common Stock outstanding as of March 8, 2010. The Company does not know of any arrangements, including any pledge of its securities by any person, the operation of which may at a subsequent date result in a change of control of the Company.

Names and Addresses of Beneficial Owners (1)	Number of Shares	Percent of Common Stock Outstanding
Suzanne M. Present (2)	9,700,208	16.0%
Scott L. Kauffman (3)	946,875	1.5%
Patricia S. Morris (4)	561,674	*	%
Caroline Offutt (5)	246,574	*	%
Michael Rudolph (6)	242,857	*	%
James Jay Seirmarco (7)	352,297	*	%
Andrew Anker (8)	325,000	*	%
Robert A. Bowman (9)	20,416	*	%
Scott E. Howe (10)	105,000	*	%
Robert M. Neumeister, Jr. (11)	230,500	*	%
Michael Sileck (12)	107,083	*	%
David B. Wright (13)	175,000	*	%
Entities and individuals affiliated with Marlin Sams Fund, LP (14)	17,010,200	28.1%
All current directors and officers as a group (12 persons) (15)	13,013,484	20.9%

*	Represents less than 1% of the outstanding shares Common Stock.
(1)	The address of each officer and director is c/o Geeknet, Inc., Attention: Investor Relations, 650 Castro Street, Suite 450, Mountain View, CA 94041.
(2)
Includes 9,600,000 shares specified in footnote (14). Ms. Present is a member of Gladwyne Marlin GenPar, LLC, which is a member of Marlin Sams GenPar, LLC, a Delaware limited liability company and the general partner of the Marlin Sams Fund, LP, a Delaware limited partnership. Ms. Present disclaims beneficial ownership of shares held by the entities specified in footnote (14) to the extent of her pecuniary interest in these entities. Includes 45,208 shares subject to options that are exercisable within sixty (60) days of March 8, 2010. Does not include 10,000 shares of restricted stock under the Company’s 2007 Equity Incentive Plan (“2007 EIP”) which Ms. Present may be granted following the Company’s 2009 Annual Meeting on May 4, 2010 pursuant to non-employee director compensation policies if Ms. Present is reelected to the Board of Directors.

(3)	Includes 796,875 shares subject to options that are exercisable within sixty (60) days of March 8, 2010.

(4)
Includes 33,333 shares of restricted stock under the Company’s 1998 Stock Plan, 66,666 shares of restricted stock under the Company’s 2007 EIP, and 397,394 shares subject to options that are exercisable within sixty (60) days of March 8, 2010.

(5)
Includes 6,666 shares of restricted stock under the Company’s 1998 Stock Plan, 33,333 shares of restricted stock under the Company’s 2007 EIP, and 158,228 shares subject to options that are exercisable within sixty (60) days of March 8, 2010.

(6)
Includes 26,666 shares of restricted stock under the Company’s 1998 Stock Plan, 33,333 shares of restricted stock under the Company’s 2007 EIP, and 135,416 shares subject to options that are exercisable within sixty (60) days of March 8, 2010.

(7)
Includes 16,666 shares of restricted stock under the Company’s 1998 Stock Plan, 33,333 shares of restricted stock under the Company’s 2007 EIP, and 245,000 shares subject to options that are exercisable within sixty (60) days of March 8, 2010.

(8)
Includes 2,500 shares of restricted stock under the Company’s 2007 EIP and 120,000 shares subject to options that are exercisable within sixty (60) days of March 8, 2010. Does not include 10,000 shares of restricted stock under the Company’s 2007 EIP which Mr. Anker may be granted following the Company’s 2009 Annual Meeting on May 4, 2010 pursuant to non-employee director compensation policies. Includes 22,000 shares Mr. Anker acquired on June 27, 2008 which was previously reported in a SEC Form 4 (Statement of Changes in Beneficial Ownership of Securities) (“Form 4”) filed on July 1, 2008. Includes 35,000 shares Mr. Anker acquired on July 1, 2008, which was previously reported in a Form 4 filed on July 3, 2008.

(9)	Includes 20,416 shares subject to options that are exercisable within sixty (60) days of March 8, 2010.
(10)	Includes 2,500 shares of restricted stock under the Company’s 2007 EIP and 80,000 shares subject to options that are exercisable within sixty (60) days of March 8, 2010.
(11)
Includes 2,500 shares of restricted stock under the Company’s 2007 EIP and 140,000 shares subject to options that are exercisable within sixty (60) days of March 8, 2010. Does not include 10,000 shares of restricted stock under the Company’s 2007 EIP which Mr. Neumeister may be granted following the Company’s 2009 Annual Meeting on May 4, 2010 pursuant to non-employee director compensation policies. Includes 65,500 shares Mr. Neumeister acquired on June 13, 2008 which was previously reported in a Form 4 filed on June 17, 2008. From June 2008 until January 2009, Mr. Neumeister served as interim Chief Executive Officer with the Company. Prior to June 4, 2008 and since January 2009, Mr. Neumeister has served as a non-employee, director, and has he received option grants and restricted stock grants pursuant to the Company’s non-employee, director compensation policies.

(12)
Includes 2,500 shares of restricted stock under the Company’s 2007 EIP and 32,083 shares subject to options that are exercisable within sixty (60) days of March 8, 2010. Does not include 10,000 shares of restricted stock under the Company’s 2007 EIP which Mr. Sileck may be granted following the Company’s 2009 Annual Meeting on May 4, 2010 pursuant to non-employee director compensation policies.

(13)
Includes 2,500 shares of restricted stock under the Company’s 2007 EIP and 150,000 shares subject to options that are exercisable within sixty (60) days of March 8, 2010. Does not include 10,000 shares of restricted stock under the Company’s 2007 EIP which Mr. Wright may be granted following the Company’s 2009 Annual Meeting on May 4, 2010 pursuant to non-employee director compensation policies.

(14)
The address for Marlin Sams Fund, LP is 645 Fifth Avenue, New York, NY 10022. Based solely on information included in a Schedule 13D/A filed with the SEC on December 14, 2009, as updated by Forms 4 filed with the SEC on February 18, 2010 and February 26, 2010: Marlin Sams Fund, L.P. had sole voting power and sole dispositive power over 9,600,000 of the shares listed above; William M. Sams had sole voting power and sole dispositive power over 6,600,000 of the shares listed above; Suzanne M. Present had sole voting power and sole dispositive power over 55,000 of the shares listed above; Marlin Sams GenPar, LLC had sole voting power and sole dispositive power over 9,600,000 of the shares listed above; Gladwyne Marlin GenPar, LLC had sole voting power and sole dispositive power over none of the shares listed above; Michael Solomon had sole voting power and sole dispositive power over 200,000 of the shares listed above; Candice McCurdy had sole voting power and sole dispositive power over 200,000 of the shares listed above; Chad McCurdy had sole voting power and sole dispositive power over none of the shares listed above; and Mary Thomas had sole voting power and sole dispositive power over 205,200 of the shares listed above. Marlin Sams Fund, L.P., Marlin Sams GenPar, LLC, and Gladwyne Marlin GenPar, LLC may be deemed to beneficially own 9,600,000 shares of the Company’s Common Stock. William M. Sams may be deemed to beneficially own 16,200,000 shares of the Company’s Common Stock, consisting of (i) 16,000,000 shares of Common Stock and (ii) 200,000 shares of Common Stock held in the Irrevocable Trust of Michael Solomon FBO Grace Solomon for the benefit of Michael Solomon’s daughter, of which William M. Sams is the co-trustee with Constance Solomon, Michael Solomon’s wife. Suzanne M. Present may be deemed to beneficially own 9,650,000 shares of the Company’s Common Stock.  Michael Solomon may be deemed to beneficially own 9,800,000 shares of the Company’s Common Stock. Candice McCurdy may be deemed to beneficially own 350,000 shares of the Company’s Common Stock. Chad McCurdy may be deemed to beneficially own 150,000 shares of the Company’s Common Stock, and Mary Thomas may be deemed to beneficially own 205,200 shares of the Company’s Common Stock.

(15)
Includes the shares beneficially owned by our current officers and directors set forth on the above table as well as 2,320,620 shares subject to options that are exercisable within sixty (60) days of March 8, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish to the Company copies of all forms that they file pursuant to Section 6(a). Based solely on the Company’s review of the copies of such forms received, or written representations from certain reporting persons, the Company believes that during Fiscal Year 2009, all of its executive officers, directors and ten-percent stockholders complied with all applicable filing requirements.

RELATED PARTY TRANSACTIONS

In October 2002, we adopted our Code of Conduct, which governs, among other things, related-party transactions. Under our Code of Conduct, related party transactions are disfavored and are therefore avoided wherever possible. Nonetheless, if a related-party transaction with a non-executive officer or non-director is deemed “unavoidable,” such proposed transaction must first be fully disclosed to the Company’s Chief Financial Officer (“CFO”). If the CFO determines that the proposed related-party transaction is material to the Company, then the transaction must be reviewed and approved in writing by the Audit Committee in advance of consummating the proposed transaction. In addition, any proposed related-party transaction involving a director or executive officer of the Company must be reviewed and approved in writing in advance by the disinterested members of the Company’s Audit Committee.

In the Company’s last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than ten-percent of its Common Stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (i) compensation agreements and other arrangements, which are described under “Change of Control and Severance Agreements” and (ii) as described below.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of the NASDAQ Stock Market, and operates under a written charter adopted by the Board of Directors (which can be accessed on our web site at http://geek.net/investors/corporate-governance/). As described more fully in its charter, the purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and audits of its financial statements; approve the hiring and firing of the independent auditors; assist the Board of Directors in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) its compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) its internal accounting and financial controls; prepare the report that the rules of the SEC require to be included in its annual proxy statement; provide the Board of Directors with the results of its monitoring and recommendations derived therefrom; and provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

The Company’s management has primary responsibility for the preparation, presentation and integrity of its financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the consolidated financial statements in the Annual Report on Form 10-K for Fiscal Year 2009 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

Review of Audited Financial Statements for Fiscal Year 2009

The Audit Committee discussed with Stonefield Josephson, Inc. (“Stonefield Josephson”), the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the audited financial statements in the Annual Report of Form 10-K for Fiscal Year 2009 with accounting principles generally accepted in the United States, Stonefield Josephson’s judgments as to the quality, not just the acceptability, of its accounting policies and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from Stonefield Josephson required by Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees) and has discussed with Stonefield Josephson its independence.

The Audit Committee discussed with Stonefield Josephson the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held five (5) during Fiscal Year 2009.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended, and the Board of Directors approved, the inclusion the audited financial statements in the Annual Report on Form 10-K for Fiscal Year 2009 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder ratification, the selection of Stonefield Josephson as the Company’s independent registered public accounting firm for Fiscal Year 2010.
Respectfully Submitted By:
MEMBERS OF THE AUDIT COMMITTEE
Michael Sileck, Chairman
Andrew Anker
Robert A. Bowman

OTHER MATTERS

The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: March 24, 2010

GEEKNET INC
ATTN: LEGAL SERVICES
650 CASTRO ST., STE 450
MOUTAIN VIEW, CA 94041

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors
   Nominees

01 Scott L. Kauffman 02 Suzanne M. Present

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal(s):

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000054509_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The NPS/AR Wrap is/are available at www.proxyvote.com .

GEEKNET, INC.

Annual Meeting of Stockholders

This Proxy is solicited by the Board of Directors

TO THE STOCKHOLDERS: NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Geeknet, Inc. (the "Company"), a Delaware corporation, will be held on Tuesday, May 4, 2010 at 9:00 a.m. Eastern Daylight Time ("EDT"), at the offices of the Company's ThinkGeek subsidiary located at 11216 Waples Mill Road, Fairfax, VA 22030, for the purposes stated on the reverse side of this proxy card. The signatory on the reverse side of this proxy card (the "Signatory"), revoking all prior proxies, hereby appoints Scott L. Kauffman and Patricia S. Morris, and each of them, as proxies and attorneys-in-fact (the "Proxies"), with full power of substitution, to represent and vote on the matters set forth in this proxy all shares of the common stock of the Company held or owned by or standing in the name of the Signatory on the Company's books that the Signatory would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 4, 2010, at 9:00 a.m. EDT, at the offices of the Company's ThinkGeek subsidiary located at 11216 Waples Mill Road, Fairfax, VA 22030 and any continuation or adjournment thereof, with all powers the Signatory would possess if personally present at the meeting. The Signatory hereby directs and authorizes said Proxies, and each of them, or their substitute or substitutes, to vote as specified with respect to the proposals listed on the reverse side of this proxy card, or, if no specification is made, to vote in favor of the election of all director nominees listed on the reverse side of this proxy card, and in favor of the ratification of the appointment of Stonefield Josephson, Inc. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010. The Signatory hereby further confers upon said Proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters that may properly come before the Annual Meeting of Stockholders of the Company or any adjournment(s) or postponement(s) thereof. The Signatory hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD AND, "FOR" THE RATIFICATION OF THE APPOINTMENT OF STONEFIELD JOSEPHESON, INC. AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

0000054509_2 R2.09.05.010

Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

GEEKNET INC

GEEKNET INC
ATTN: LEGAL SERVICES
650 CASTRO ST., STE 450
MOUTAIN VIEW, CA 94041

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 08, 2010
Date: May 04, 2010 **Time:** 9:00 AM EDT
Location: ThinkGeek, Inc.,
a Geeknet, Inc. subsidiary
11216 Waples Mill Road
Fairfax, VA 22030-6099

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000054508_1 R2.09.05.010

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0000054508_2 R2.09.05.010

Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors
   Nominees
   01 Scott L. Kauffman   02 Suzanne M. Present

The Board of Directors recommends you vote FOR the following proposal(s):

0000054508_3 R2.09.05.010